EXHIBIT 32.1
CERTIFICATION OF PERIODIC FINANCIAL REPORTS

Each of the undersigned hereby certifies that this Quarterly Report on Form 10-QSB complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in such report fairly represents, in all material respects, the financial condition and results of operations of the Company.

August 5, 2005	August 5, 2005

/s/ Jeffrey L. Minch	/s/ Troy D. Zinn
Jeffrey L. Minch,	Troy D. Zinn,
President and Chief	Secretary and Treasurer and
Executive Officer	Chief Financial Officer